ARTICLES OF MERGER

These Articles of Merger are submitted for filing to the Utah Division of Corporations of the Department of Commerce pursuant to Utah Code Ann. Section 16-10a-1105.

Pursuant to the provisions of the Utah Revised Business Corporation Act, GEO POINT MERGER CO., a Utah corporation (“Geo Point Utah”), and GEO POINT TECHNOLOGIES, INC., a California corporation (“Geo Point California”), entered into an Agreement and Plan of Merger by the terms of which Geo Point Utah became the surviving corporation in said merger and changed its name to Geo Point Technologies, Inc., as the surviving corporation.

The respective designations and number of shares of each class and series of capital stock of the constituent corporation outstanding on the days of the Agreement and Plan of Merger were as follows:

Name of Corporation	Designation of Shares	Number of Shares Outstanding

Geo Point California	Common Stock	100,000
Geo Point Utah	Common Stock	100

The Agreement and Plan of Merger presented to the stockholders and directors of the constituent corporations has been approved as follows:

The directors of Geo Point California approved and adopted the Agreement and Plan of Merger by unanimous written consent dated September 29, 2006.

The sole stockholder of Geo Point California approved and adopted the Agreement and Plan of Merger by unanimous written consent on September 29, 2006.

The directors of Geo Point Utah approved and adopted the Agreement and Plan of Merger by unanimous written consent dated September 29, 2006.

Stockholder approval of Geo Point Utah, which is a wholly-owned subsidiary of Geo Point California, was not required pursuant to Utah Code Ann. Section 16-10a-1104(3).

The Agreement and Plan of Merger is attached hereto as Appendix A.

The merger provided for herein shall become effective at the close of business on the date it is filed with the applicable offices of the constituent states.

The terms of the Agreement and Plan of Merger provided that the holders of common stock of Geo Point California have received an equal number of shares on a pro rata basis of Geo Point Utah. The issued and outstanding shares of Geo Point Utah have been canceled without any consideration issued therefore. The Articles of Incorporation of Geo Point Utah shall be the Articles of Incorporation of the surviving corporation.

                 In witness hereof, these Articles of Merger have been signed this 29 day of September, 2006.

GEO POINT MERGER CO.

(Utah)

By /s/ William C. Lachmar

William C. Lachmar, President

STATE OF CALIFORNIA	)
: ss.
COUNTY OF ORANGE	)

On this 29 day of September, 2006, there appeared before me, William C. Lachmar, and acknowledged to me that he executed the foregoing document for the purposes set forth therein.

/s/ Kelly A. Russo

NOTARY PUBLIC

[Notary Seal]

GEO POINT TECHNOLOGIES, INC.

(California)

By /s/ William C. Lachmar

William C. Lachmar, President

STATE OF CALIFORNIA	)
: ss.
COUNTY OF ORANGE	)

On this 29 day of September, 2006, there appeared before me, William C. Lachmar, and acknowledged to me that he executed the foregoing document for the purposes set forth therein.

/s/ Kelly A. Russo

NOTARY PUBLIC

[Notary Seal]

2

APPENDIX A

AGREEMENT AND

PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER dated as of September 29, 2006 (the “Plan”), is made and entered into by and between GEO POINT TECHNOLOGIES, INC., a California corporation (“Geo Point California”), and GEO POINT MERGER CO., a Utah corporation (“Geo Point Utah”). Geo Point Utah is sometimes referred to as the “Surviving Corporation.” Geo Point Utah and Geo Point California are sometimes hereinafter collectively referred to as the “Constituent Corporations.”

IN CONSIDERATION of the mutual covenants and agreements herein contained and for the purpose of setting forth the terms and conditions of said merger and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree as follows.

Article I

Merger and Name of Surviving Corporation

On the effective date of the merger, Geo Point Utah and Geo Point California shall cease to exist separately and Geo Point California shall be merged with and into Geo Point Utah, which is hereby designated as the Surviving Corporation, the name of which on and after the effective date of the merger shall be “Geo Point Technologies, Inc.”

Article II

Terms and Conditions of Merger

The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

(a)	On the effective date of the merger:

(1)        Geo Point California shall be merged into Geo Point Utah to form a single corporation, and Geo Point Utah shall be and is designated herein as the Surviving Corporation.

(2)        The separate existence of Geo Point California shall cease.

(3)        The Surviving Corporation shall have all the rights, privileges, immunities, and powers, and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Utah.

(4)        The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises of a public, as well as of a private, nature of Geo Point California, and all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Geo Point California shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate or any interest herein vested in Geo Point California shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of Geo Point California. Any claim existing or action or proceeding pending by or against Geo Point California may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of Geo Point California. Neither the rights of creditors nor any liens on the property of Geo Point California shall be impaired by the merger.

(b)        On the effective date of the merger, the board of directors of the Surviving Corporation and the members thereof shall be and consist of the members of the board of directors of Geo Point California immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

(c)         On the effective date of the merger, the officers of the Surviving Corporation shall be and consist of the officers of Geo Point California immediately prior to the merger, such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

(d)        If, on the effective date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation and the laws of the state of Utah.

Article III

Manner and Basis of Converting Shares

The manner and basis of converting the shares of Geo Point California into shares of Geo Point Utah and the mode of carrying the merger into effect are as follows:

(a)         Each share of common stock of Geo Point California outstanding on the effective date of the merger shall, without any action on the part of the holder thereof, be converted into one fully-paid and nonassessable share of common stock, par value $0.001 per share, of Geo Point Utah (the “Exchanged Geo Point Utah Stock”), which shares of Exchanged Geo Point Utah Stock shall thereupon be validly issued and outstanding, fully paid, and nonassessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the effective date of the merger, each holder of an outstanding certificate, which prior thereto represented shares of the common stock of Geo Point California, shall be entitled on surrender thereto to the transfer and exchange agent to receive in exchange therefor a certificate or certificates representing the number of whole shares of Exchanged Geo Point Utah Stock into which the shares of common stock of Geo Point California surrendered shall have been converted as aforesaid in such denominations as such holder may request. Until so surrendered, each such outstanding certificate (which prior to the effective date of the merger represented shares of the common stock of Geo Point California) shall for all purposes evidence the ownership of the shares of Exchanged Geo Point Utah Stock into which such shares shall have been converted; provided that dividends or other distributions that are payable in respect of shares of Exchanged Geo Point Utah Stock into which shares of Geo Point California shall have been converted shall be set aside by Geo Point Utah and shall not be paid to holders of certificates representing such shares of common stock of Geo Point California until such certificates shall have been surrendered in exchange for certificates representing Exchanged Geo Point Utah Stock. On such surrender, the holder of such shares shall be entitled to receive such dividends or other distributions without interest.

(b)        All shares of Exchanged Geo Point Utah Stock into which shares of the common stock of Geo Point California shall have been converted pursuant to this Article III shall be issued in full satisfaction of all rights pertaining to the shares of Geo Point California stock.

(c)        Each option, warrant, purchase right, unit, or other security of Geo Point California’s immediately prior to the merger shall be converted into and shall be an identical security of Geo Point Utah, and the same number of shares of Geo Point Utah common stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units, or other securities as is equal to the number of shares of Geo Point California common stock so reserved immediately prior to the merger becoming effective.

(d)        The shares of Geo Point Utah issued and outstanding immediately prior to the merger becoming effective shall be canceled and returned to the status of authorized but unissued.

Article IV

Articles of Incorporation and Bylaws

(a)         The articles of incorporation of Geo Point Utah shall, on the merger becoming effective, constitute the articles of incorporation of the Surviving Corporation unless and until amended in the manner provided by law.

(b)        The bylaws of Geo Point Utah shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

Article V

Other Provisions with Respect to Merger

This Plan shall be submitted to the board of directors as provided by the laws of the states of California and Utah, as applicable. After the approval or adoption of this Plan in accordance with the requirements of the laws of the states of California and Utah, as applicable, all required documents shall be executed, acknowledged, certified, filed, and recorded in accordance with all requirements of the states of California and Utah, as applicable.

Article VI

Approval and Effective Date of the Merger;

Miscellaneous Matters

(a)         In order to aid the parties in establishing a date certain for effectiveness of the merger for accounting and other purposes, the merger shall be deemed to have become effective on filing of articles of merger, setting forth the information required by and executed and certified in accordance with the laws of the state of Utah, with the Utah Division of Corporations of the Department of Commerce, and such office shall have issued a certified copy reflecting such filing.

(b)        If, at any time, the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of Geo Point California acquired, to be acquired by, or as a result of the merger, the officers and directors of Geo Point California or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

(c)        For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.

(d)        This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan to be executed, all as of the date first above written.

GEO POINT TECHNOLOGIES, INC.

A California Corporation

By:           /s/ William C. Lachmar

William C. Lachmar, President

GEO POINT MERGER CO.

A Utah Corporation

By:          /s/ William C. Lachmar

William C. Lachmar, President

Officers’ Certificate

Officers of Geo Point Technologies, Inc.

I, William C. Lachmar, President and Secretary of Geo Point Technologies, Inc., a California corporation (“Geo Point California”), hereby certify in accordance with the California Corporations Code that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly approved and adopted by the board of directors of Geo Point California, was duly approved and adopted pursuant to Section 1201 of the California Corporations Code by the vote of holders of 100% of the issued and outstanding shares of Geo Point California’s common stock, and that thereby the Agreement and Plan of Merger was duly adopted as the act of the stockholders of said corporation and is the duly adopted agreement and act of said corporation. I further declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct and of my own knowledge.

Dated: September 29, 2006	/s/ William C. Lachmar
William C. Lachmar, President and Secretary

STATE OF CALIFORNIA	)
: ss.
COUNTY OF ORANGE	)

I, the undersigned notary public, hereby certify that on the 29 day of September, 2006, personally appeared before me, William C. Lachmar, the president and secretary of Geo Point Technologies, Inc., a California corporation, who being by me first duly sworn, declared that he is the person who signed the foregoing document as president and secretary of Geo Point Technologies, Inc., a California corporation, and that the statements therein contained are true.

/s/ Kelly A. Russo

NOTARY PUBLIC

[Notary Seal]

Officers’ Certificate

Officers of Geo Point Merger Co.

I, William C. Lachmar, President and Secretary of Geo Point Merger Co., a Utah corporation (“Geo Point Utah”), hereby certify in accordance with the Utah Revised Business Corporation Act that the Agreement and Plan of Merger to which this certificate is attached, was duly approved and adopted by the board of directors of Geo Point Utah, and was not required to be approved by the stockholders of Geo Point Utah pursuant to Utah Code Ann. § 16-10a-1104(3), and that thereby the Agreement and Plan of Merger is the duly adopted agreement and act of said corporation. I further declare under penalty of perjury under the laws of the state of Utah that the matters set forth in this certificate are true and correct and of my own knowledge.

Dated: September 29, 2006	/s/ William C. Lachmar
William C. Lachmar, President and Secretary

STATE OF CALIFORNIA	)
: ss.
COUNTY OF ORANGE	)

I, the undersigned notary public, hereby certify that on the 29 day of September, 2006, personally appeared before me, William C. Lachmar, the president and secretary of Geo Point Merger Co., a Utah corporation, who being by me first duly sworn, declared that he is the person who signed the foregoing document as president and secretary of Geo Point Merger Co., a Utah corporation, and that the statements therein contained are true.

/s/ Kelly A. Russo

NOTARY PUBLIC

[Notary Seal]